Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-215907) and related Prospectus of H.B. Fuller Company and to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-215907) and related Prospectus Supplement pertaining to H.B. Fuller Company

(2)	Registration Statement (Form S-8 No. 333-212344) pertaining to H.B. Fuller Company 2016 Master Incentive Plan

(3)	Registration Statement (Form S-8 No. 333-191549) pertaining to H.B. Fuller Company 2013 Master Incentive Plan

(4)	Registration Statement (Form S-8 No. 333-158610) pertaining to H.B. Fuller Company 2009 Director Stock Incentive Plan

(5)	Registration Statement (Form S-8 No. 333-151841) pertaining to H.B. Fuller Company Thrift Plan

(6)	Registration Statement (Form S-8 No. 333-135772) pertaining to the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan

(7)	Registration Statement (Form S-8 No. 333-48420) pertaining to H.B. Fuller Company 2000 Stock Incentive Plan

(8)	Registration Statement (Form S-8 No. 333-89453) pertaining to H.B. Fuller Company Key Employee Deferred Compensation Plan

(9)	Registration Statement (Form S-8 No. 333-50005) pertaining to H.B. Fuller Company Directors’ Stock Plan of our report dated January 20, 2017, with respect to the consolidated financial statements of Royal Holdings, Inc. and Subsidiaries for the year ended September 30, 2016 included in this Current Report on Form 8-K of H.B. Fuller Company dated October 10, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, IL

October 10, 2017